Exhibit 10.28

LEASE AGREEMENT

LANDLORD:	ULTRATEC, INC.

TENANT:	EXACT SCIENCES CORPORATION

PROPERTY:	5801 Research Park Blvd.
Suite 500
Madison, Wisconsin 53719

DATE:	April 16, 2014

LEASE AGREEMENT

This Lease is made this 16th day of April , 2014, by and between ULTRATEC, INC., a Wisconsin corporation, having its principal office located at 450 Science Drive, Madison, Wisconsin 53711 (hereinafter referred to as "Landlord"), and EXACT SCIENCES CORPORATION, a Delaware corporation, having its principal place of business located at 441 Charmany Drive, Madison, Wisconsin 53719 (hereinafter referred to as "Tenant").

W I T N E S S E T H :

IT IS HEREBY AGREED, by and between the parties hereto, in consideration of the covenants and agreements set forth in this Lease, as follows:

ARTICLE I

PREMISES AND TERM

Section 1.01.   Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and provisions and subject to the conditions hereinafter set forth in this Lease, Suite 500, 5801 Research Park Blvd., Madison, Wisconsin 53719, as shown on the attached floor plan (Exhibit A), consisting of approximately 10,137 square feet on the 5th floor of the Building, (the “Leased Premises”).  The building in which the Leased Premises are located (the "Building") contains approximately 113,500 square feet and is located on the property described in Exhibit B.  The Building and the property on which it is located are referred to herein as "Landlord's Property".  Tenant shall also have a non-exclusive right, subject to the provisions hereof, to use all appurtenances to the Leased Premises designated by Landlord from time to time for use in common by other tenants of the Building in accordance with the provisions of Article V, subject to the rights of Landlord under Section 5.01.  Landlord has determined the rentable area of the Building and the Leased Premises substantially in accordance with ANSI/BOMA 1996 “Standard Method for Measuring Floor area in Office Buildings” (the “BOMA Standards”). Landlord agrees to cap the BOMA load factor at 12%. If at any time Landlord determines, substantially in accordance with BOMA Standards, that the rentable area of the Leased Premises or Building differs from the rentable area specified in this section, Landlord and Tenant will amend this Lease accordingly; provided, however, that any such amendment will operate prospectively only. Landlord and Tenant will not make any retroactive adjustments to Base Rent or any other payments on account of any difference between the rentable area of the Leased Premises or Building specified in this section and the rentable area of the Leased Premises or Building as may be determined after the date of this Lease.

Tenant shall have the right to access and use the communications/electrical room shown on Exhibit A (the “Communications Room”) located on the 5th Floor of the Building to serve the Leased Premises, including but not limited to the right install, maintain, and repair electrical, computer and telephone equipment in the Communications Room and any wiring or cabling related thereto. Tenant shall have the right to use the existing fiber optic cabling and service, if any, and the right to bring in its own fiber optic service for exclusive use in the Leased Premises.  If another tenant occupies space on the 5th Floor of the Building, Tenant's access shall be limited to a portion (not less than half) of the Communications Room designated by the Landlord, to be divided from the remainder of the Communications Room by a wall constructed by Landlord at Tenant's expense and, when Tenant's access is so limited, the square footage of the Leased Premises shall be reduced by the square footage of the Communications Room assigned to other tenants and the Base Rent adjusted accordingly.

At all times during the Term of the Lease, Landlord shall provide Tenant with access to the Building, the Leased Premises, and the Communications Room twenty-four (24) hours a day, seven (7) days a week.

Section 1.02.  Term of Lease.  The initial term of this Lease (the “Initial Term”) shall begin on the date that both of the following conditions have been satisfied: (i) this Lease has been fully executed by Landlord and Tenant and (ii) Landlord delivers possession of the Leased Premise to Tenant together with access to the Communications Room as required herein ("the Commencement Date").  Subject to the provisions of Section 1.03 below, the Initial Term shall end October 31, 2015, unless sooner terminated as herein provided.  The Initial Term, together with the Extension Period, if applicable, shall be referred to herein as the "Term."

Section 1.03.  Request to Extend.  Tenant may request that the term of this Lease be extended for up to one (1) additional term of twelve (12) months (the "Extension Period"), provided that Tenant gives Landlord notice in writing of its request to extend not less than ninety (90) days prior to the end of the Initial Term of this Lease, and provided further that an Event of Default by Tenant has not occurred under this Lease.  Landlord may grant or deny the request to extend in its sole discretion.  In the event the Lease is extended under this section, all of the terms, covenants and conditions of this Lease shall continue to apply during the Extension Period, except that Base Rent shall be adjusted as provided in Section 1.05.

Section 1.04.  Underground Parking.  Tenant has the right, but not the obligation, to rent up to five (5) reserved underground parking spaces for a term of not less than one (1) year provided such term shall expire no later than the Term.  Rental for the first Lease Year during the Term of this Lease shall be one hundred fifteen and no/100 Dollars ($115.00) per month per parking space rented by Tenant.  The rental rate for each parking space for each Lease Year, commencing on April 1, 2015, shall be increased by three percent (3%) compounded annually.

Section 1.05.  Base Rent.  Tenant shall pay to Landlord at its office in Madison, Wisconsin, or such other place as Landlord may designate in writing, and without any deduction or offset whatsoever, Base Rent as follows:

(a)

The sum of Eighteen and no/100 Dollars ($18.00) per rentable square foot per year, for the Leased Premises, payable in equal monthly installments at the rate of Fifteen Thousand Two Hundred and Five and 50/100 Dollars ($15,205.50) in advance commencing on or before the Commencement Date and on or before the first day of each calendar month thereafter during the Term of this Lease. If the Term of this Lease shall commence on a day other than the first day of a calendar month, Tenant shall pay Landlord on the Commencement Date an amount equal to one month's Base Rent multiplied by a fraction, having as its numerator the number of days remaining in said month (from and including the Commencement Date) and as its denominator the total number of days in said month.

(b)The Base Rent for each Lease Year during the Term of this Lease, including any Extension Period, commencing on April 1, 2015, shall be increased by three percent (3%) compounded annually.

As used in this Lease, the term "Lease Year" means a twelve (12) month period beginning on April 1 of the applicable year.

Landlord hereby acknowledges and agrees that this Lease is a “gross” Lease and Landlord shall be responsible for the payment of all Common Area expenses, utility costs to the extent provide in Section 4.02, real estate taxes and assessments, and Landlord’s insurance costs without any pass-through to or reimbursement from Tenant.

Section 1.06.  Past Due Rent.  If Tenant fails to pay part or all of the Base Rent within ten (10) days of its due date, the Tenant shall also pay:

(a)	A late charge equal to five percent (5%) of the unpaid rent; and

(b)

Interest from the due date thereof to the date of payment at the rate of ten (10%) percent per annum or the prime interest rate then charged by the US Bank, N.A. located in Madison, Wisconsin, or its successors or assigns, whichever is greater.

ARTICLE II

DELIVERY OF PREMISES/TENANT IMPROVEMENTS

Section 2.01.  As Is.  Tenant acknowledges that the Leased Premises is being delivered to it "as is."  Tenant further acknowledges that the Leased Premises are a portion of an existing suite, and that no demising wall will be provided by Landlord to separate the Leased Premises from the remainder of such suite.  If Landlord leases all or any portion of the remainder of the suite during the Term, Tenant will reimburse Landlord for the reasonable cost of constructing a demising wall within thirty (30) days after written demand from Landlord (such written notice to include an invoice for the actual cost of the demising wall).

Section 2.02.  Tenant Improvements.  Tenant is responsible for any improvements to the Leased Premises required or constructed by Tenant.  Any improvements contemplated by Tenant shall be subject to the approval of Landlord, which shall not be unreasonably withheld.

ARTICLE III

INSTALLATIONS, REPAIRS AND MAINTENANCE

OF LEASED PREMISES

Section 3.01.  Maintenance by Tenant.  Tenant shall at all times keep the Leased Premises, and all partitions and doors, in good order, condition and repair, except to the extent such repairs are required to be made by Landlord under Section 3.02.  Tenant shall be solely responsible for the provision of janitorial service in the Leased Premises.  Subject to Section 6.05, Tenant shall also repair any damage to Landlord's Property caused by the intentional acts and/or negligence of Tenant, its agents, servants, employees, customers or invitees unless covered by any insurance policy which Landlord is required to maintain under this Lease.  If Tenant refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of Landlord within thirty (30) days  after written demand, or, if such repair cannot reasonably be completed within said thirty (30) days, Tenant fails to commence such repair within said thirty (30) day period and thereafter continue to diligently pursue such repair to completion, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus ten (10%) percent for overhead, upon presentation of a bill therefor, as additional rent.  When used in this paragraph, the term "repairs" shall include replacements and renewals when necessary and all such repairs shall be equal in quality and class of original work.  Landlord agrees to use reasonable care in making repairs to the Leased Premises under this Section.

Section 3.02.  Maintenance by Landlord.  Landlord shall keep foundations, exterior walls, roof and all other structural members, both interior and exterior, exterior doors, windows, HVAC systems, plumbing and electrical lines in the Building and serving the Leased Premises, sprinkler systems, fire protection systems, and Common Areas of Landlord's Property in good repair and shall have access to the Leased Premises for such purpose, but Landlord shall not be required to make any such repairs which become necessary or desirable by reason of the negligence or intentional acts of Tenant, its agents, servants, employees, customers, or invitees.  Landlord shall also furnish janitorial services for the Common Areas in accordance with the terms and conditions of Exhibit C.  Landlord shall be responsible for the cost of snow removal, grounds maintenance, real estate taxes and special assessments for Landlord’s Property.  In the event and at such times as Landlord, in its unrestricted discretion, elects to clean the exterior of the windows on the balance of Landlord's Property, Landlord shall also clean the exterior of the windows of the Leased Premises.  Landlord shall also provide containers for recycling as required by City of Madison ordinance.

Landlord agrees to comply with all laws, ordinances, codes, regulations, conditions, covenants and restrictions affecting the Common Areas and the Building, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990.

Section 3.03.  Tenant's Signs.    At all times during the Term, Landlord shall provide, at its expense, a listing for Tenant in the Building directory and standard suite entry signage.

Section 3.04.  Alterations, Changes and Installations by Tenant.  Tenant shall not make or cause to be made any alterations, additions or improvements to the Leased Premises, or cause to be installed any interior or exterior lighting which affects the electrical system, or plumbing equipment without the prior written consent of Landlord.  Tenant shall cause its alterations, additions and improvements to be constructed in compliance with all applicable permits, laws and requirements of public authorities; with Landlord's reasonable rules and regulations; and to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Leased Premises established by Landlord.  Alterations shall be performed by contractors first approved by Landlord, and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony, and not interfere with, Landlord and its agents and contractors (if any) or with any other tenants or occupants of Landlord's Property.  Tenant shall obtain all necessary permits and certificates for final governmental approval of the alterations and shall provide Landlord with "as built" plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.

Section 3.05.  Fixtures and Equipment.  Subject to Section 3.04, Tenant may, at its own expense, furnish and install such business and trade fixtures and equipment in and on the Leased Premises as may be necessary or desirable for Tenant's business.

Section 3.06.  Liens and Obligations.  Tenant agrees not to create or to permit others to create any lien or obligations against Landlord, Landlord's Property or the Leased Premises in making alterations, repairs or in installing materials, fixtures or equipment; agrees to cause any claim for such lien to be released; and further agrees to hold Landlord harmless from all claims and demands by any third party in any manner connected with such alterations, repairs or installations.  Tenant shall comply with all laws and all directions, rules and regulations of all governmental regulatory bodies or officials having jurisdiction over such alterations, repairs or installations made by Tenant, except that Tenant shall not be required to comply with any laws, regulations or orders by governmental authority necessitating structural alterations, changes, repairs or additions, unless made necessary by the act or work performed by Tenant, in which case Tenant shall so comply, at its own expense, after first procuring the written consent of Landlord.

ARTICLE IV

CONDUCT OF BUSINESS

Section 4.01 Use of Leased Premises.  The Leased Premises shall be used and occupied by Tenant during the entire Term hereof, subject to the other terms and conditions of this Lease, for general office use (the "Permitted Use") and for no other purpose.

Tenant further agrees that in the use of the Leased Premises and in the prosecution or conduct of its business therein, Tenant will comply with all requirements of all laws, ordinances, orders and regulations of the federal, state, county and municipal authorities now in force, or which hereinafter may be in force, with any direction or certificate of occupancy issued pursuant to any law by any public officer or officers, and with the requirements of any insurance carrier providing insurance coverage for all or any part of Landlord's Property.  Tenant covenants and agrees that it will not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business and will not cause or maintain any nuisance in, at or on the Leased Premises, and the land upon which it is situated.  Tenant shall make all modifications to the Leased Premises as required for Tenant's business by the application of the Americans with Disabilities Act and any comparable state law or local ordinance, as amended from time to time.

Tenant shall use and occupy the Leased Premises in a careful, safe and proper manner, and shall keep the Leased Premises in a clean and safe condition in accordance with this Lease and local ordinances and the lawful directions of proper public officers.  Tenant shall not use or permit the Leased Premises to be used for any disreputable or immoral purpose.

Tenant shall not obstruct the Common Areas and shall refrain from committing any act or thing upon the Leased Premises which disturbs the quiet enjoyment of any other tenant or occupant of the Building.

Section 4.02.  Utility Charges.   Landlord shall pay all charges for heat, water, gas, sewer, electricity or any other utility (except telephone, data, or cable TV) used or consumed in the Leased Premises and the Communications Room.  Landlord shall furnish reasonable heating and air conditioning for the Leased Premises and the Communications Room in accordance with Exhibit C.  In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Leased Premises due to accident, emergency, or any cause beyond Landlord's reasonable control.  No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, including, but not limited to, the obligation to pay Base Rent.

If any of the aforementioned services are not provided to Tenant as a result of the negligence or willful misconduct of Landlord, for a period of more than three (3) consecutive business days following Landlord’s receipt of written notice from Tenant of the absence of such service(s), and if a materially adverse effect on Tenant’s ability to conduct its business in the Leased Premises results from the absence of such service(s), then all rentals under this Lease shall abate during the period such service(s) is not provided and shall continue until such date and time as such service(s) is re-established.

Section 4.03.  Taxes on Leasehold.  Tenant shall be responsible for and shall pay before delinquency all municipal, county, state, or other taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind, including Tenant Improvements, owned by or placed in, upon or about Leased Premises by or for Tenant; provided, Landlord shall be responsible for the payment of all real estate taxes and other assessments related to Landlord’s Property.

Section 4.04.  Assignment or Subletting.

(a)Tenant agrees not to sell, assign, mortgage, pledge or in any manner transfer this Lease or any estate or interest hereunder, and not to sublet the Leased Premises or any part or parts thereof without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld; provided, however, and notwithstanding anything to the contrary contained herein, Tenant shall be permitted to assign this Lease or sublet all or any portion of the Leased Premises, without the consent of Landlord, (i) to an entity into which Tenant may merge, which Tenant may acquire, or which Tenant may consolidate with, (ii) to any parent or subsidiary of Tenant, or (iii) to a purchaser of substantially all of Tenant’s assets or a controlling interest in the outstanding voting stock of Tenant.  In connection with a request for Landlord's consent to sublease, Tenant shall provide Landlord with such information regarding the proposed subtenant as Landlord may reasonably request, including without limitation a copy of the proposed sublease, the subtenant's financial statement, and a comprehensive description of the subtenant's proposed use of the Leased Premises.  Landlord may withhold its consent to a change in Permitted Uses in its sole and absolute discretion.  With respect to any portion of the Leased Premises sublet, in the event that the total rent and any other consideration received under any sublease by Tenant is greater than the Base Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord 100% (less reasonable re-tenanting costs and real estate commissions) of such excess as may be received from any such subtenant and such amount shall be deemed Additional Rent under this Lease.   Consent by Landlord to one assignment of this Lease or to one subletting of the Leased Premises shall not be a waiver of Landlord's rights hereunder as to a subsequent assignment or subletting.  No assignment by Tenant of this Lease shall relieve Tenant of its obligations under this Lease.

(b)Landlord's rights to assign this Lease are and shall remain unqualified.

Section 4.05.  Rules and Regulations.  Landlord reserves the right from time to time to adopt and promulgate reasonable rules and regulations applicable to Leased Premises, and Landlord's Property.  Tenant acknowledges that the Building is a smoke free environment.  Smoking is permitted only in outside areas, if any, designated by Landlord from time to time.  Tenant agrees to comply with and observe such rules and regulations, and to secure compliance by its employees, agents, customers and invitees.  Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the same manner as if such rules and regulations were contained herein as covenants.   Notice of rules and regulations adopted by Landlord, and amendments and supplements thereto, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations and amendments thereto and supplements thereof.

Section 4.06.  Surrender.  On the last day of the Term of this Lease, or upon the sooner termination thereof, Tenant shall peaceably and quietly surrender the Leased Premises and all improvements thereon in good order, condition and repair, reasonable wear and tear, casualty and damage caused by Landlord or Landlord's agents, employees or contractors excepted.  Alterations, additions, improvements and fixtures (other than trade fixtures) which may be made or installed by Tenant upon the Leased Premises shall, upon Landlord's request, be removed, provided, however, Tenant shall not be required to remove the demising wall, if any, constructed pursuant to Section 2.01.  Any such items that Landlord has not requested Tenant remove shall remain the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof, without disturbance, molestation or injury at the termination of the Term of this Lease, whether by the lapse of time or otherwise, all without compensation or credit to Tenant.    At any time prior to surrender of the Leased Premises the Tenant may remove all trade fixtures, personal property, equipment, wiring, cabling and signs paid for and installed by Tenant.  Any property not so removed shall be deemed abandoned and shall become the property of Landlord; provided, that the Landlord shall have the option to effect said removals and Tenant shall pay Landlord, on demand, the cost thereof, with interest at the rate of ten (10%) percent per annum from the date of such demand by Landlord, or the prime interest rate established by the U.S. Bank, N.A., Madison, Wisconsin, or its successors or assigns, whichever is higher.

If, prior to surrender of the Leased Premises or within twenty (20) days thereafter, Landlord so directs by written notice to Tenant, Tenant shall repair any damage occasioned by such removals.  If Tenant fails to repair such damage within ten (10) days following the date of Landlord's notice, Tenant shall pay to Landlord, on demand, the cost thereof with interest from the date of completion of such repairs by Landlord, at the rate specified in the immediately preceding paragraph of this Lease.

The delivery to Landlord at the place then fixed for the payment of rent of the keys and access cards to the Leased Premises shall constitute surrender of the Leased Premises by Tenant and acceptance of the keys by Landlord shall constitute acceptance by Landlord of such surrender.  Such acceptance by Landlord shall not constitute a waiver of any rights to recover damages under the terms of this Lease.  This method of surrender shall not be exclusive and shall be in addition to all other methods of surrender.

ARTICLE V

COMMON USE AREAS AND FACILITIES

Section 5.01.  Common Area.  As used herein, "Common Area" shall include hallways, entranceways, elevators, and bathrooms designated by Landlord, sidewalks, unreserved parking areas, the conference room and break room areas located on the first (1st) floor of the Building, as the same may exist from time to time.  Landlord reserves the right to change building perimeters, add additional buildings, drives, or other structures, to convert any Common Area to private use, and to make other changes desired, provided that reasonable access to the Leased Premises is provided at all times, and provided that Landlord shall not reduce the number of parking stalls to less than the number required by applicable law.  Common Area shall not include vacant undeveloped lands held by Landlord for future development.

Section 5.02.  Use of Common Area.  Landlord hereby grants to Tenant, its employees, agents, customers and invitees, the non-exclusive right during the Term of this Lease to use the Common Areas from time to time constituted, such use to be in common with Landlord and all tenants of Landlord from time to time, its and their employees, agents, customers and invitees, except when the same are being repaired.  The conference room will be available for use by Tenant when the room is not in use, or reserved for use, by Landlord or another tenant.

Section 5.03.  Operation and Maintenance.  The Common Area shall at all times be subject to the exclusive control and management of Landlord and Landlord shall manage, operate, repair and maintain the Common Area and its facilities in a clean and sightly condition.  The manner in which such area and facilities shall be maintained and the expenditures therefor shall be at the Landlord's sole discretion.

Section 5.04.  Preventing Public Rights.  If Landlord deems it necessary in order to prevent the acquisition of special rights, Landlord may from time to time close all or any portion of the Common Area or take such action as shall be reasonably appropriate for that purpose.

ARTICLE VI

INSURANCE

Section 6.01.  Landlord's Insurance.  Landlord shall at all times during the Term of this Lease keep all improvements which are now or hereafter located on the Landlord's Property (excluding Tenant Improvements) insured against loss or damage by fire and extended coverage hazards at full replacement cost with loss payable to Landlord, Landlord's lessor, and such other parties as Landlord may designate, as their interests may appear.  Landlord shall also maintain a commercial general liability insurance policy with limits of liability not less than $1,000,000 per occurrence, $2,000,000 in the aggregate, and excess/umbrella insurance with limits of not less than $5,000,000.

Section 6.02.  Tenant's Insurance.

6.02.1. Tenant shall purchase and maintain, at its sole expense, insurance as outlined below throughout the Term of this Lease.

(1)All risk property damage insurance, including fire, extended coverage, vandalism and malicious mischief upon the property located in the Leased Premises (including Tenant Improvements and any alterations, additions or improvements owned by Landlord) in an amount not less than full replacement cost,

(2)Commercial General Liability for bodily injury, personal injury, advertising injury and property damage, as follows:

(a)	General Aggregate Limit
(other than Products-Completed Operations)		$2,000,000

(b)	Products-Completed Operations Aggregate	$1,000,000

(c)	Personal and Advertising Injury Limit	$1,000,000

(d)	Each Occurrence Limit	$1,000,000

(e)	Fire Damage Limit - Any One Fire	$ 50,000

(f)	Medical Expense Limit - Any One Person	$ 5,000

(3)Workers' Compensation and Employer's Liability: Workers' Compensation benefits as required by the State of Wisconsin and Employer's Liability, with sufficient limits to meet Umbrella Liability underlying insurance requirements.

(4)Umbrella Liability: $5,000,000 each occurrence; $5,000,000 general aggregate; $5,000,000 products - completed operations aggregate.

With respect to Tenant's property damage insurance maintained pursuant to (1) above, Tenant shall have the sole right to adjust any loss covered by such policy and to receive all of the proceeds of such policy.  Upon request Landlord shall execute any assignment or notice needed to allow Tenant's insurer to pay all proceeds from such policy to Tenant alone.

6.02.2. Coverage shall be at least as broad as:

(1)Insurance Services Office Form #CG00 01 07 98 or the most recent State of Wisconsin approved version of this form, covering Commercial General Liability.

(2)Workers' Compensation as required by the State of Wisconsin including Employer's Liability coverage.

(3)Umbrella Liability providing coverage at least as broad as the underlying Commercial General Liability and Employer's Liability; and

(4)All insurance policies shall contain a provision stating that coverage will not be canceled, non-renewed or materially changed until at least thirty (30) days prior written notice has been given to the Landlord.

6.02.3.  Acceptability of Insurers.  Unless otherwise agreed to in writing by Landlord, insurance is to be placed with insurers who have a Best’s Insurance Reports rating of no less than A- and a financial size of no less than Class VIII, and who are authorized as an admitted insurance company in the State of Wisconsin.

6.02.04.  Additional Insureds.  The following parties, including their directors, officers, agents and employees, and such other parties as Landlord may designate from time to time, shall be named as additional insureds on all Tenant Commercial General Liability, and Umbrella Liability policies.

Ultratec, Inc.

Snowbird Limited Partnership

University Research Park, Inc.

All insurance coverages for these additional insureds shall be on a primary and non-contributory basis.  All policies shall provide that any insurance maintained by the additional insureds is excess and non-contributing with any insurance required hereunder.  The insurance coverage for the additional insureds shall be at least as broad as that provided by the Additional Insured-Designated Person or Organization Endorsement, Insurance Services Office Form #CG 20 26 11 85, or the most recent State of Wisconsin approved version f this form.

6.02.05.   Additional Insurance Requirements.

(1)Any and all deductibles or other forms of retention are the responsibility of the Tenant.  All deductibles or other forms of retention are subject to the approval of Landlord.

(2)Prior to the Commencement Date, the Tenant shall furnish the Landlord certificates of insurance which evidence the required insurance.

(3)Not less than one week before the expiration of the insurance coverage required by the Contract, the Tenant must provide to the Landlord certificates of insurance which evidence renewal or continuation of the required insurance policies or certified copies of such insurance policies.

(4)All insurance policies shall contain a provision stating that coverage will not be canceled, non-renewed or materially changed until at least thirty (30) days prior written notice has been given to the Landlord.

Section 6.03.  Policies.   All required policies shall be underwritten by insurers who have a general policyholders rating of not less than A-  as stated in the most current available Best's Insurance Reports, who are licensed to do business in the State of Wisconsin, and who are authorized to issue the policies.  Tenant shall deliver to Landlord certificates of insurance prior to the Commencement Date and renewal certificates (or policies) not less than ten (10) days prior to the expiration of the previous policies.  Tenant's policies shall contain a provision requiring at least thirty (30) days advance written notice to Landlord prior to any material change, reduction in coverage, cancellation or termination of such policy.  All liability policies that cover multiple insured parties shall contain a provision that the policy shall apply to each insured in the same manner and to the same extent as if a separate policy had been issued to each, except with respect to limits of liability.  Such certificate, and notices regarding this section, shall be sent to Landlord at the notice address stated herein.

Section 6.04.  Increase in Fire Insurance.   If Tenant's particular use or occupancy causes any increase in premiums for fire or casualty insurance on the Landlord's Property, or the Leased Premises, or any part thereof, above the rate of the least hazardous type of occupancy legally permitted in the Leased Premises, Tenant shall pay the additional premium on such insurance.  The Tenant shall also pay in such event any additional premium on any rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire or other casualty.  Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Section 6.05.  Waivers. Anything in this Lease notwithstanding, Landlord and Tenant each hereby waives any right of recovery, claim, or cause of action, against the other or the other's personnel for any loss or damage that may occur to the Property of the waiving party by reason of fire, the elements or any other cause insured against under the terms of any policy of insurance which such party is required to maintain under this Lease, regardless of the cause or origin thereof, including negligence of the other party or its employees, officers, agents, contractors, representatives and invitees.

The policy of each Landlord and Tenant shall contain a provision permitting the waiver of subrogation rights.

Section 6.06. Indemnity.  Except for loss or damage to property covered by the waivers in Section 6.05 and except for any claims, loss, injury, or damage arising from the willful misconduct or negligence of Landlord or any of its employees, agents, or contractors, Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’  fees and court costs) arising out of (i) injury to persons (including death) or damage to property occurring in, on, or otherwise related to the use or occupancy of the Leased Premises by Tenant, and/or (ii) any willful misconduct or negligence by Tenant or any of its employees, agents, or contractors.

Except for loss or damage to property covered by the waivers in Section 6.05 and except for any claims, loss, injury, or damage arising from the willful misconduct or negligence of Tenant or any of its employees, agents, or contractors, Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees and court costs) arising out of (i) injury to persons (including death) or damage to property occurring in, on or otherwise relating to the Common Areas, and/or (ii) any willful misconduct or negligence by Landlord or any of its employees, agents, or contractors.

ARTICLE VII

DESTRUCTION OF LEASED PREMISES

Section 7.01.  Destruction of Leased Premises.  If the Building is damaged or partially destroyed by fire or other casualty to the extent of less than one-quarter (1/4) of the then cost of replacement thereof above foundation, the same shall be repaired as quickly as is practicable, by Landlord, except that the obligation of Landlord to rebuild shall be limited to repairing or rebuilding of Landlord's Improvements.  If the Building is so destroyed or damaged to the extent of one-quarter (1/4) or more of the then replacement cost thereof, then Landlord may elect not to repair or rebuild by giving notice in writing terminating this Lease, in which event this Lease shall be terminated as of the date of such notice.

Section 7.02.  Rebuilding by Landlord.  If Landlord shall undertake to restore or repair the Building, it shall initiate and pursue the necessary work with all reasonable dispatch, in a manner consistent with sound construction methods.  If Landlord is unable to restore or repair the Leased Premises within five (5) months following the date of damage, Tenant may cancel this Lease by written notice within fifteen (15) days following the expiration of such five (5) month period, or within fifteen (15) days following notice by Landlord that restoration or repair of the Leased Premises will not be completed within said five (5) month period, whichever occurs first. Also, if during the last twelve months of the Term (as same may be extended) there should be a casualty loss to the Leased Premises or the Building to the extent of fifty percent (50%) or more of the replacement value thereof or if the Leased Premises are rendered untenantable for the conduct of Tenant’s business operations for a period in excess of thirty (30) days, Tenant may, at its option, terminate this Lease by giving written notice of termination to Landlord within sixty (60) days after the date of the casualty.

Section 7.03.  Abatement of Rent Upon Destruction of Leased Premises.  If such damage or partial destruction renders the Leased Premises wholly untenantable, the Base Rent shall abate until the Leased Premises have been restored and rendered tenantable.  If such damage or partial destruction renders the Leased Premises untenantable only in part, the Base Rent shall abate proportionately as to the portion of the Leased Premises rendered untenantable.  Rent shall not abate under this section if the damage or destruction is caused by the negligence or misconduct of Tenant, its agents, employees, customers or invitees.

ARTICLE VIII

EFFECT OF CONDEMNATION

Section 8.01.  Total Condemnation.  In the event that the Leased Premises or such part of the Leased Premises as will render the remainder untenantable or unsuitable for Tenant’s use, shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of taking.

Section 8.02.  Partial Condemnation.  In the event of partial condemnation, not rendering the remainder of the Leased Premises unsuitable for Tenant's use, this Lease shall remain in full force and effect, with the exception that the Base Rent shall be reduced in proportion to the area of the Leased Premises lost by condemnation.

Section 8.03.  Landlord's Damages.  In the event of any condemnation or taking, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any rights or claim to any part thereof.

Section 8.04.  Tenant's Damages.  Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation, and for or on account of any cost or loss to which Tenant might be put in removing Tenant's property.

ARTICLE IX

REMEDIES

Section 9.01.  Events of Default by Tenant.  The occurrence of any one of the following shall constitute an Event of Default by Tenant:

(a)any installment of Base Rent or any other sums required to be paid by Tenant hereunder, or any part thereof shall at any time be in arrears and unpaid for ten (10) days after written notice that the same is past due, or

(b)there is any default or breach on the part of the Tenant in the observance or performance of any of the other covenants, agreements or conditions of this Lease on the part of Tenant to be kept and performed and said default or breach shall continue for a period of thirty (30) days from notice thereof from Landlord to Tenant, unless such default cannot reasonably be cured within said thirty (30) days, and in such case, Tenant shall have commenced to cure said default within said thirty (30) days and thereafter continue diligently to pursue to completion the curing of same, or

(c)a writ of execution or attachment is levied on or against the property of Tenant, or

(d)Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law and is not dismissed within thirty (30) days, or a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provision of law of like import, or a petition is filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar law, or a receiver of Tenant, or of or for the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

Section 9.02.  Landlord's Remedies.   Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies available under this Lease or at law, terminate this Lease or Tenant's rights to use and occupy the Leased Premises.

Notwithstanding anything contained herein to the contrary, Landlord shall be obligated to use commercially reasonable efforts to mitigate all damages which may accrue hereunder, at law or in equity as a result of any default or breach by Tenant of any of the terms of this Lease.

Section 9.03.  Re-Entry by Landlord.   Upon termination of the Lease or termination of Tenant's right to use and occupy the Leased Premises as aforesaid, Landlord may re-enter the Leased Premises.  Notwithstanding such re-entry or termination, the liability of Tenant for rent herein provided for shall not be extinguished for the balance of the Term remaining.

Section 9.04.  Right to Relet.  Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals upon such other terms and conditions as Landlord in it sole discretion may deem advisable upon each such reletting.  All rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such alterations and repairs; third, to the payment of rent due and unpaid future rent as the same may become due and payable hereunder.  If such rentals received from such reletting during the month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.  Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

Section 9.05.  Landlord May Remedy Defaults.  Upon the occurrence of an Event of Default, and in lieu of Landlord's terminating this Lease as herein provided, Landlord may immediately or at any time thereafter, after having given the Tenant the requisite notice to correct the same and that time for such correction having elapsed, cure such breach for the account and at the expense of the Tenant.  If Landlord at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or incurs any expense, including reasonable attorney's fees, in instituting or prosecuting any action or proceeding to enforce its rights hereunder, the sum or sums so paid or incurred by it, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the payment of such respective sums.  This option given to the Landlord is intended for its protection and its existence shall not release the Tenant from the obligation to perform the terms and covenants herein provided to be performed by the Tenant or deprive Landlord of any legal rights which it may have by reason of any default of Tenant.

Section 9.06.  Landlord's Remedies:  Liquidated Damages.  In the event that any time, whether before or after the commencement of the Term hereof, a bankruptcy petition shall be filed by Tenant or against Tenant and Tenant shall thereafter be adjudicated a bankrupt, or such petition shall be approved by the court, in any court or pursuant to any statute either of the United States or of any State, whether in bankruptcy, insolvency, for reorganization under Chapter XI or XIII of the Bankruptcy Act or under any other provisions of the Bankruptcy Act, or under the provisions of any law of like impact, for the appointment of a receiver or trustee of Tenant or for the property of Tenant, or if Tenant shall make an assignment of Tenant's property for the benefit of its creditors, or if proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Tenant, then immediately upon the happening of any such event, and without any entry or other act by Landlord, this Lease and the term and estate hereby granted (whether or not the Term shall therefore have commenced) shall expire, terminate and come to an end in the same manner and with the same force and effect as if the date of such occurrence were the date hereinbefore fixed for the expiration of the Term hereof.  In the event of the termination of the Term hereof by the happening of any such event, Landlord shall forthwith upon such termination, and any other provisions of this Lease to the contrary notwithstanding, become entitled to recover as and for liquidated damages caused by such breach of the provisions of this Lease an amount equal to the excess of the then cash value of the rent reserved hereunder for the unexpired portion of the demised Term over the cash rental value of the Leased Premises for such unexpired portion of the Term hereby demised, unless the statute which governs or shall govern the proceeding in which such damages are to be provided limits or precludes the recovery of such liquidated damages, in which case Landlord shall be entitled to recover as and for liquidated damages an amount equal to that allowed by or under such statute.  The provision of this paragraph shall be without prejudice to Landlord's right to prove in full damages for rent accrued prior to the termination of this Lease but not paid.  This provision of this Lease shall be without prejudice of any rights given Landlord by any pertinent statute to prove any amounts allowed thereby.  In making such computation, the then cash rental value of the Leased Premises shall be deemed prima facie to be the rent realized upon any reletting, if such reletting can be accomplished by Landlord within a reasonable time after such a termination of this Lease.

Section 9.07.  Rights Cumulative.  All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by Law, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

Section 9.08. Attorneys Fees.  Landlord shall be entitled to recover its costs and expenses (including reasonable attorneys fees) in any action commenced to determine or enforce the provisions of this Lease.

ARTICLE X

MISCELLANEOUS

Section 10.01.  Subordination. Subject to and only upon execution by Tenant and the relevant lienholder of a subordination, nondisturbance and attornment agreement in the form attached to this Lease as Exhibit D (the "SNDA"), this Lease shall at all times be subject to and subordinate in all respects to any existing or future mortgage or other security instrument placed on Landlord's Property or any portion thereof, and all renewals, modifications and extensions thereof.  Landlord and Tenant agree to execute the SNDA, and Landlord agrees to use its best commercial efforts to secure the execution of the SNDA by its mortgage lender. Tenant agrees to execute and deliver, within fifteen (15) days after request, such further instruments subordinating this Lease to the lien of any such mortgage as requested by Landlord or any mortgagee or proposed mortgagee, provided, however, that any instrument subordinating this Lease to the lien of any such mortgage shall, as a condition thereof, provide that this Lease shall continue in full force and effect, and neither such mortgagee nor the receiver in the event of foreclosure shall have the right to cancel or terminate this Lease, as long as Tenant is not in default under any of the terms hereof.

Landlord will deliver to Tenant, and Tenant shall execute a non-disturbance agreement from any future mortgagee of Landlord in the form attached hereto as Exhibit D, or such other form reasonably acceptable to Tenant and such mortgagee.

Section 10.02.  Sale of Property.  Landlord shall have the right at any time to sell, transfer or convey its interest in all or any portion(s) of Landlord's Property, improvements and buildings of which the Leased Premises are a part to any person, firm or corporation whatsoever, and upon any such sale, transfer or conveyances, Landlord shall cease to be liable under any covenant, condition or obligation imposed upon it by this Lease, or any of the terms and provisions thereof; provided, however, that any such sale, transfer or conveyance shall be subject to this Lease and that all of the Landlord's covenants and obligations contained herein shall be binding upon the subsequent owner or owners thereof; and provided further that such transferee from Landlord shall in writing assume the obligations of Landlord hereunder.

Section 10.03 Estoppel Certificates.  Tenant shall, from time to time and within fifteen (15) days after any request by Landlord, execute and deliver to Landlord (and to any existing or prospective mortgage lender, ground lessor, or purchaser designated by Landlord), a statement: (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) certifying the dates to which the Base Rent and additional rent have been paid; (iii) stating whether Landlord is in default in performance of any of its obligations under this Lease, and if so, specifying each such default; (iv) stating whether any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event; and (v) stating whether any rights of Tenant (e.g. options) have been waived.  Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom Landlord may be dealing, regardless of independent investigation.  Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request including, but not limited to, the amount of Base Rent under this Lease, and whether Landlord has completed all (if any) improvements to the Leased Premises required under this Lease.

Section 10.04.  Attornment.  Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power or sale under any mortgage made by the Landlord covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

Section 10.05.  Recording.  Tenant shall not record this Lease without the written consent of Landlord; however, upon the request of either party hereto the other party shall join in the execution of memorandum or so called "short form" of this Lease for the purpose of recordation.  Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the Term of this Lease and shall incorporate this Lease by reference.

Section 10.06.  Excavations.  In case any excavation shall be made for buildings or improvements or for any other purpose upon the land adjacent to or near the Leased Premises, Tenant will afford to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Leased Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporations shall deem to be necessary to preserve the walls or structures of the building from injury, and to protect the building by proper securing of foundations.

Section 10.07.  Access to Leased Premises.  Landlord reserves for itself and its lessor, the right to enter upon the Leased Premises at all reasonable hours, upon reasonable advance notice (except in case of emergency), for the purpose of inspecting the same, or of making repairs, additions or alterations to the Building, to exhibit the Leased Premises to prospective purchasers, lenders or others, and during the last nine (9) months of the Term, to exhibit the Leased Premises to prospective tenants and to display, without hindrance or molestation by Tenant, "For Rent" or similar signs on the exterior of the Leased Premises.  The exercise by Landlord of any of its rights under this provision shall not be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises.

Section 10.08.  Quiet Enjoyment.  Landlord is seized with good right and sufficient title to make this Lease.  As long as Tenant shall perform and observe all the covenants and agreements of this Lease as required herein, Tenant shall have the rights of quiet, peaceful and uninterrupted possession, use and enjoyment of the Leased Premises, and Landlord will defend those rights against other parties.

Section 10.09.  Notices. Except as otherwise specifically herein provided, all notices which it may be necessary or proper for either party to give to the other shall be in writing and effectively given when personally delivered, or mailed postage prepaid, registered or certified mail, return receipt requested, or by nationally recognized over-night courier service, addressed to such other party's address as follows:

As to Landlord:	Ultratec, Inc.
450 Science Drive
Madison, WI 53711
Attn: Susan L. Engelke

As to Tenant:	Exact Sciences Corporation
441 Charmany Drive
Madison, WI 53719

Notice shall be deemed given three (3) days after the date posted, if sent by mail, or the day after the day placed with a courier service.

Either party may from time to time specify in writing a new address to which any such notice intended for such party shall thereafter and until further notice be addressed.

Section 10.10.  Holding Over.  In the event Tenant remains in possession of the Leased Premises after the expiration of this Lease, then:

(a)if the holdover is with the written consent of Landlord, it shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, subject to all of the conditions, provisions and obligations of this Lease, terminable on the last day of a calendar month upon at least thirty (30) days advance notice by either party.  Tenant shall pay on or before the first day of each month Base Rent that is four percent (4%) higher that the amount due in the last full month immediately preceding the holdover period, unless Landlord specified a lower or higher Base Rent in its written consent.

(b)if the holdover is without Landlord's written consent, then Tenant shall be a tenant-at sufferance.  Tenant shall pay on or before the first day of each month rent at 150% of  the amount of Base Rent due in the last full month immediately preceding the holdover period for each month thereafter, and shall be liable for any damages suffered by Landlord because of Tenant's holdover.  Landlord shall retain its remedies against Tenant if the holdover is without Landlord's written consent.

Section 10.11.  Successors and Assigns.  The terms, covenants and conditions hereof shall be binding upon and inure to the successors in interest and assigns of the parties hereto.

Section 10.12.  Force Majeure.  In the event that either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock outs, labor disputes, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not attributable to the negligence or fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the unavoidable delay and the period for the performance of any such act shall be extended for an equivalent period.  Provided, however, that this provision shall not operate to excuse Tenant from the timely payment of rent and other payments required by the terms of this Lease.

Section 10.13.  General.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.  No waiver of any default of Tenant or Landlord hereunder shall be implied from any omission by Landlord or Tenant to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.  One or more waivers of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or conditions.  The consent or approval by Landlord to or of any act by Tenant requiring the Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.  The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.  The plural sense where there is more than one tenant and to either corporations, associations, partnership or individuals, male or females, shall in all instances be assumed as though in each case fully expressed.  The laws of the State of Wisconsin shall govern the validity, performance and enforcement of this Lease.  The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and by Tenant.  The headings contained herein are for convenience only and do not define, limit or construe the contents of the provisions hereof.  All negotiations, representations and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties.

Section 10.14.  Effect of Underlying Lease.  Tenant acknowledges that Landlord is presently leasing Landlord's Property under a lease having a term equal to or greater than the Term of this Lease.  Tenant further acknowledges that all of its rights under this Lease are specifically subordinate to the rights of the landlord named in said lease and its successors and assigns.

Section 10.15.  Real Estate Brokers.   Tenant represents that Tenant has dealt directly with and only with Broadwing Advisors, LLC (whose commission shall be paid by Landlord pursuant to separate agreement), in connection with this Lease and agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Tenant's breach of this representation.

Landlord represents that Landlord has dealt directly with and only with Broadwing Advisors, LLC (whose commission shall be paid by Landlord pursuant to separate agreement) in connection with this Lease and agrees to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Landlord's breach of this representation.

ARTICLE XI

ENVIRONMENTAL COMPLIANCE

Section 11.01.  Definitions.  For purposes of this Article, "hazardous substance" means any matter regulated under the Resources Conservation Recovery Act ("RCRA"), 42 U.S.C., Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 52 U.S.C. Section 9601 et seq., applicable state or local law, or any substance or matter giving rise to liability under any common law theory based on nuisance or strict liability (the foregoing laws being referred to herein as "Environmental Laws").  For purposes of this Article, "Landlord's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages (including consequential, punitive and exemplary damages), disbursements or expenses of any kind or nature whatsoever (including attorneys fees at trial and appellate levels and experts fees and disbursements and expenses incurred in investigation, defending against, settling or prosecuting any suit, litigation, claim or proceeding) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Landlord or any of Landlord's parent and subsidiary corporations and their affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from: (i) any hazardous substance used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled on, in or under all or any portion of Landlord's Property, or any surrounding area; (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this Article; (iii) any violation, liability or claim of violation or liability under any Environmental Laws; or (iv) the imposition of any lien for damages caused by, or the recovery of any costs incurred for the cleanup of, any release or threatened release of hazardous substance.

Section 11.02.  Prohibition.  Tenant shall not conduct or authorize the generation, transportation, storage, use, treatment or disposal on or in the Landlord's Property or any portion of the Landlord's Property, of any hazardous substance without prior written authorization by Landlord, which authorization may be given or withheld in Landlord's sole and absolute discretion, and Tenant's failure to comply with the provisions of this Section shall constitute a default under this Lease.  No such purported authorization shall be binding on Landlord unless signed by Landlord. Notwithstanding the foregoing, Landlord hereby authorizes Tenant to use and store in the Leased Premises reasonable quantities of those substances used by Tenant in the ordinary course of its business, consistent with the Permitted Uses, in accordance with all applicable laws and regulations.

Section 11.03.  Permitted Activities.  If Landlord expressly authorizes Tenant, in writing, to generate, transport, store, treat or dispose of any hazardous substance on the Landlord's Property, or on or in any portion of the Landlord's Property:  (i) Tenant shall, at its own cost, comply with all laws (federal, state or local) relating to hazardous substance, including, but not limited to, RCRA and CERCLA; (ii) Tenant shall promptly provide Landlord copies of all communications, permits or agreements with any governmental authority or agency

(federal, state or local) or any private entity relating in any way to the presence, release, threat of release, placement on or in the Landlord's Property or any portion of the Landlord's Property, or the generation, transportation, storage, use, treatment, or disposal at the Landlord's Property, of any hazardous substance; (iii) upon reasonable prior notice to Tenant, Landlord, and its respective agents and employees shall have the right to enter the Landlord's Property  and/or conduct appropriate tests for the purposes of ascertaining Tenant compliance with all applicable laws, rules or permits relating in any way to the presence of hazardous substances on the Landlord's Property or any portion thereof; and (iv) upon written request by Landlord, Tenant shall provide Landlord with the results of appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the presence of hazardous substances on the Landlord's Property or any portion thereof.

Section 11.04.  Remedial Action.   If the presence, release, threat of release, placement on or in the Landlord's Property or any portion thereof, or the generation, transportation, storage, use, treatment, or disposal at the Landlord's Property or any portion thereof of any hazardous substance, by Tenant during the Lease Term: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under Environmental Laws, or any common law theory based on nuisance or strict liability, (ii) causes an adverse public health effect, or (iii) pollutes, or threatens to pollute, the environment, Tenant, at its sole cost and expense, shall promptly take any and all remedial and removal action necessary under Environmental Laws to clean up the Landlord's Property or any portion thereof, and mitigate exposure to liability arising from the hazardous substance as may be required by Environmental Laws, except to the extent any such actions are necessitated by the acts or negligence of Landlord, its agents, employees, customers or invitees.

Section 11.05.  Indemnity and Release.  Tenant shall at all times indemnify, defend (at trial and appellate levels and with counsel, experts and consultants acceptable to Landlord and at Tenant's sole cost) and hold Landlord and its affiliates free and harmless from and against any loss, costs or expense (including without limitation, any and all sums paid for settlement of claims and attorney, consultant, and expert fees) arising during or after the Lease Term and arising out of, based on or in connection with or by reason of Tenant’s operation or use of the Leased Premises, any contamination or hazardous substance existing on the Leased Premises and/or Landlord’s Property after the date of this Lease caused by the activities of Tenant, and/or Tenant’s agents, employees, contractors, or invitees, or a breach by Tenant in the performance of any of its obligations under this Article (collectively, "Tenant's Indemnification Obligations") except to the extent any contamination is caused by the acts or negligence of Landlord, its agents, employees, customers or invitees..    The foregoing indemnity and Tenant's other obligations under this Article shall survive the expiration or termination of this Lease for any reason.

Section 11.06.  Landlord Representation and Indemnity.  Landlord represents and warrants that, to the best of its knowledge, the Building, the Leased Premises, and Landlord’s Property are not in violation of any Environmental Laws. Landlord hereby agrees to indemnify and hold Tenant harmless from any liability, claim or injury, including without limitation reasonable attorney fees and the cost of any required or necessary repair, cleanup, remediation or detoxification arising out of (i) the use, manufacture, handling, storage, disposal or release of any hazardous substances by Landlord, its agents and employees on, under or about the Building, the

Leased Premises, or Landlord’s Property in violation of Environmental Laws, or (ii) Landlord’s breach of any provision or representation or warranty of this Section applicable to Landlord.  The foregoing indemnity and shall survive the expiration or termination of this Lease for any reason.

ARTICLE XII

ATTACHMENTS

Section 12.01.  Attachments.  The following are attached hereto and made a part hereof with the same force and effect as if set forth in full herein:

Exhibit A:    Floor Plan of Leased Premises.

Exhibit B:    Legal Description of Landlord's Property.

Exhibit C:    Landlord's Services

Exhibit D:    Subordination, Nondisturbance and Attornment Agreement

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day, month and year first above written.

LANDLORD:	ULTRATEC, INC.

By:	/s/ Susan L. Engelke
Executive Vice President

Federal Employer Identification Number: 39-1350722

TENANT:	EXACT SCIENCES CORPORATION

By:	/s/ William Megan